UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K/A
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 CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2018
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Advanced Disposal Services, Inc.
(Exact name of registrant as specified in its charter)
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DELAWARE	001-37904	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road
Ponte Vedra, Florida 32081
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of Advanced Disposal Services, Inc. (the “Company”) filed with the Securities and Exchange Commission on June 28, 2018 (the “Original Form 8-K”), which reported the appointment of Melissa Westerman to serve as Chief Accounting Officer of the Company as of June 25, 2018.  Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to provide information called for in Item 5.02(c)(3) of Form 8-K that had not been determined at the time of filing of the Original Form 8-K.

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)          On November 9, 2018, the Company and Ms. Westerman entered into an employment agreement (the “Employment Agreement”).  The following description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Pursuant to the terms of the Employment Agreement, Ms. Westerman will serve as the Company's Vice President, Chief Accounting Officer & Assistant Treasurer.  The Employment Agreement has a three-year initial term that will be automatically extended for successive one-year periods thereafter unless one of the parties provides the other with written notice of non-renewal at least 60 days prior to the end of the applicable term.

The Employment Agreement provides for annual base salary ($230,000) and participation in the Company’s performance based bonus program (with a target of up to 60% of annual base salary).  In addition, Ms. Westerman is entitled to participate in the Company’s equity compensation plan and in Company benefits programs consistent with her position at the Company.

Severance benefits are payable to Ms. Westerman in connection with her termination without “cause” or her resignation for “good reason” (as each term is defined in the Employment Agreement, which, with respect to good reason, includes certain material changes to her location, duties, authority, compensation and benefits) or termination in connection with or within two years following a change of control.  Severance will be payable in an amount equal to:  (i) two times her annual base salary then in effect, payable in 24 equal monthly installments; (ii) a pro-rata portion of her bonus for the year in which termination occurs as earned through the termination date; (iii) two times her bonus (calculated pursuant to the Employment Agreement), payable in 24 equal monthly installments; and (iv) 24 months of her monthly cost of COBRA coverage.

Ms. Westerman is subject to certain non-competition, non-solicitation and employee non-interference covenants during employment and for two years following termination of employment for any reason, as well as perpetual confidentiality covenants.  Ms. Westerman’s severance benefits are subject to the execution and non-revocation of a general release.  She is also entitled to certain severance benefits upon a termination due to death or incapacitation.

Item 9.01.          Financial Statements and Exhibits.

(d)          Exhibits.

The following exhibit is filed herewith:

Exhibit
No.                     Description
10.1          Employment Agreement between the Company and Melissa Westerman, dated November 9, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Disposal Services, Inc.

	By:	/s/ Jeffrey C. Everett
	Name	: Jeffrey C. Everett
	Title:	Vice President, Associate General Counsel

Dated: November 14, 2018